EXHIBIT 10.16

                              PROMISSORY NOTE

$29,224.13                                                September 19,2003

     FOR VALUE RECEIVED, we the undersigned, promise to pay to the order of
                   TC Albuquerque Rose Interests LLC and
                    TC Albuquerque Rabina Interests LLC

The Principal sum of Twenty Eight Thousand Two Hundred Twenty Four Dollars and thirteen cents ($28,224.13) plus eight percent interest (8%) of One Thousand One Hundred Twenty Seven Dollars and Eighty Six cents, a total amount due of Twenty Nine Thousand Three Hundred Fifty Two Dollars ($29,352). Interest is calculated from August 1,2003 to January 30,2004.

A payment in the amount of Five Hundred Dollars and no Cents ($500) is due October 1, 2003. Thereafter, a payment of principal & interest in the amount of Five Hundred Dollars and no Cents ($500) is due October 1, 2003 through January 1, 2004 for a period of four (4) months. A final payment of principal in the amount of twenty seven thousand three hundred fifty two dollars ($27,352) is due on February 1, 2004. Additional payments may be made in advance and will be applied to the principal balance.

The said Principal shall be payable at 1807 Second Street #11, Santa Fe, New Mexico, 87505, or at such other place as the Holders hereof may designate in writing.

In event of default in the payment of any installment under this Note, and if the default is not made good prior to a date specified by a Notice to Maker, the entire Principal sum shall at once become due and payable at the option of the Note Holder. The date specified shall not be less than thirty days from the date written notice is mailed. Failure to exercise this Option shall not constitute a waiver of the right to exercise it at any other time. If suit is brought on this Note, or if any attorney is employed to collect it, the undersigned promise to pay all reasonable costs of collection, including reasonable attorney's fees.

Presentment, Protest, and Notice of dishonor are hereby waived by all Makers. This Note shall be the joint and several obligations of all Makers, sureties, guarantors and endorsers, and shall be binding upon them and their successors and assigns.

/s/ Richard Govatski
Richard Govatski